Exhibit 107
Calculation of Filing Fee Tables
424(b)(2)
(Form Type)
American Assets Trust, Inc.
American Assets Trust, L.P.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Debt	6.150% Senior Notes due 2034 (1)(2)(3)	457(r)	$525,000,000	99.671%	$523,272,750	.00014760	$77,236

Fees to Be Paid	Debt	Guarantee of 6.150% Senior Notes due 2034 (4)	457(r)	—	—	—	. 00014760	—

Fees Previously Paid	—	—	—	—	—	—		—

Carry Forward Securities

Carry Forward Securities	—	—	—	—		—			—	—	—	—

	Total Offering Amounts					$523,272,750		$77,236

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$77,236

(1)
The registration fee is calculated in accordance with Rules 457(o) and 457(r) under the Securities Act of 1933, as amended, or the Act. In accordance with Rules 456(b) and 457(r) under the Act, the registrants initially deferred payment of all of the registration fee for Registration Statement Nos.
333-276165
and
333-276165-01.

(2)	The 6.150% Senior Notes due 2034 are being issued by American Assets Trust, L.P.
(3)	The Proposed Maximum Offering Price per Unit is expressed as a percentage of the principal amount of the securities offered.
(4)
The guarantee of the 6.150% Senior Notes due 2034 is issued by American Assets Trust, Inc. No separate consideration will be received for the guarantee. Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to the guarantee being registered hereby.

The prospectus supplement to which this exhibit is attached is a final prospectus for the related offering.